SECOND AMENDMENT AGREEMENT             EXHIBIT 4.06



              THIS SECOND AMENDMENT AGREEMENT, dated as of October 31, 1994 (this "Agreement"), is among EL DORADO CHEMICAL COMPANY ("EDC"), SLURRY EXPLOSIVE CORPORATION ("Slurry"), HOUSEHOLD COMMERCIAL FINANCIAL SERVICES, INC. ("HCFS"), CONNECTICUT MUTUAL LIFE INSURANCE COMPANY ("Mutual") and C.M. LIFE INSURANCE COMPANY MUTUAL ("C.M. Life").

                                BACKGROUND

A. EDC, Slurry and HCFS are parties to the Second Amended and Restated Working Capital Loan Agreement, dated as of January 21, 1992 (as heretofore and hereafter amended or supplemented, the "Working Capital Loan Agreement").

B. EDC, Slurry, HCFS, Mutual and C.M. Life are parties to the Amended and Restated Secured Credit Agreement, dated as of January 21, 1992 (as heretofore or hereafter amended and supplemented, the "Credit Agreement").

C. EDC, Slurry and HCFS are parties to a First Amendment to Amended and Restated Secured Credit Agreement dated as of June 30, 1993, which amends the Credit Agreement.

D. EDC, Slurry, HCFS, Equity Bank for Savings, F.A. and Prime Financial Corporation ("Prime") are parties to an Amendment Agreement dated March 30, 1994 (the "Amendment Agreement"), which amended the Working Capital Loan Agreement, the Credit Agreement, and that certain Agreement for Purchase of Receivables, dated as of March 29, 1994, as amended, between Prime and EDC.

E. EDC, Slurry, HCFS and Prime are parties to: (i) a First Amendment to Amendment Agreement dated as of August, 1994; and
(ii) a Second Amendment to Amendment Agreement dated as of September 29, 1994, both of which amend the Amendment Agreement.

F. EDC and Northwest Financial Corporation ("Northwest") are parties to a Partial Lease Termination Agreement (the "Termination Agreement") dated on or about October 31, 1994, which terminated that certain Lease Agreement dated March 7, 1988, between EDC, as tenant, and Northwest, as landlord, only with respect to two (2) tracts of real property (the "Premises") located in El Dorado, Arkansas, which Premises are more particularly described at Schedule "A" attached hereto.

G. Northwest and DSN Corporation are parties to that certain Ground Lease Agreement dated on or about October 31, 1994 (the "DSN Lease"), wherein Northwest, as landlord, leased the Premises to DSN, as tenant.

H. DSN and EDC are parties to: (i) that certain Ground Sublease Agreement of the Ground Lease dated on or about October 31, 1994 (the "EDC Sublease"), wherein DSN, as sublandlord, leased the Premises to EDC, as subtenant, for payment of approximately $10.00 per year; (ii) that certain Consulting Agreement dated on or about October 31, 1994, wherein DSN agreed to provide certain services to EDC in connection with EDC's operation of the Premises for a payment of approximately $282,504.00 per year; (iii) that certain DSN Plant Equipment Lease dated on or about October 31, 1994 (the "Equipment Lease"), wherein DSN, as landlord, leased the facilities, plant and equipment located on the Premises to EDC, as tenant, for payment of approximately $2,526,168.00 per year.

I. EDC and The CIT Group/Equipment Financing, Inc. are parties to that certain Acknowledgement and Consent to Collateral Assignment dated on or about October 31, 1994 (the "Consent").

J. The parties hereto desire to amend the Working Capital Loan Agreement and the Credit Agreement in certain respects to reflect the entering into of the Termination Agreement, the EDC Sublease, the Consulting Agreement, the Equipment Lease and the Consent. The Termination Agreement, EDC Sublease, Consulting Agreement, Equipment Lease and Consent are collectively herein referred to as the "Agreements".

              NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used in the this Agreement and not otherwise defined herein shall have the meanings assigned thereto in either or both the Working Capital Loan Agreement and the Credit Agreement.

2. Unconditional Purchase Obligations. Notwithstanding any prohibition contained in any of the Loan Documents, including, without implied limitation:
(i) Section 11.6 of the Credit Agreement; or (ii) Section 11B.7 of the Working Capital Loan Agreement, HCFS hereby consents to EDC entering into the Agreements.

3. Transactions with Affiliates. Notwithstanding any prohibition contained in any of the Loan Documents, including, without implied limitation: (i)
Section 11.11 of the Credit Agreement; and (ii) Section 11B.12 of the Working Capital Loan Agreement, HCFS, Mutual and C.M. Life hereby consent to EDC entering into the Agreements.

4. Northwest Leases. Notwithstanding any prohibition contained in any of the Loan Documents, including, without implied limitation, Section 11.16 of the Credit Agreement, HCFS, Mutual and C.M. Life hereby consent to EDC entering into the Termination Agreement.

5. Other Loan Documents. All other provisions of the Loan Documents not specifically modified by the foregoing are hereby deemed modified as necessary to reflect HCFS' consent to EDC entering into the Agreements. In the event of a conflict between the terms of this Agreement and any of the Loan Documents, the terms of this Agreement will control.

6. Cooperation. The parties hereto hereby agree that they shall cooperate with each other, in good faith, to execute and deliver such other documents as such other party may reasonably request in order to further effect the terms of this Agreement.

7. Condition Precedent. The effectiveness of this Second Amendment Agreement is conditioned on the execution by the respective parties of the Termination Agreement, the EDC Sublease, the Consulting Agreement, the Equipment Lease and the Consent.

8. Miscellaneous. Each Borrower hereby agrees to pay, or reimburse HCFS for, reasonable attorneys' fees and disbursements, incurred by HCFS in connection with this Second Amendment Agreement; all such costs and expenses shall be payable on demand. This Second Amendment Agreement shall be governed by the internal laws of the State of Illinois. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, each of which shall constitute an original, but all of which shall constitute one and the same agreement. The Credit Agreement and the Working Capital Loan Agreement, both as previously amended and as amended hereby, remain in full force and effect.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date above written.


                                      EL DORADO CHEMICAL COMPANY



                                      By_______________________________
                                      Name_____________________________
                                      Title____________________________


                                      SLURRY EXPLOSIVE CORPORATION



                                      By_______________________________
                                      Name_____________________________
                                      Title____________________________


                                      HOUSEHOLD COMMERCIAL FINANCIAL
                                        SERVICES, INC.



                                      By_______________________________
                                      Name_____________________________
                                      Title____________________________



                                      CONNECTICUT MUTUAL LIFE
                                        INSURANCE COMPANY


                                      By_______________________________
                                        Name___________________________
                                        Title__________________________


                                      C.M. LIFE INSURANCE COMPANY


                                      By_______________________________
                                        Name___________________________
                                        Title__________________________











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